                           WEBB INTERACTIVE SERVICES
                       MASTER SOFTWARE LICENSE AGREEMENT

THIS MASTER SOFTWARE LICENSE AGREEMENT ("Agreement"), together with the attached Schedules, Exhibits or Addenda which are incorporated and made part of this Agreement, is entered into by and between WEBB INTERACTIVE SERVICES, INC. ("Webb"), a Colorado corporation with its principal offices located at 1899 Wynkoop, Suite 600, Denver Colorado, USA 80202 and the client(s) ("Client") whose name, principal business address, and jurisdiction of incorporation are set forth below. Webb and Client are referred to collectively as the "Parties."

-----------------------------------------------------------------------------------------------------------
Client Name(s):                                          (Fill in the complete and legal name(s) of Client)
                                                         SwissOnline AG
                                                         --------------------------------------------------
Address:                                                 Industriestrasse 19
                                                         --------------------------------------------------
City:                                                    Otelfingen
                                                         --------------------------------------------------
State/Zip or Province/Postal Code:                       CH-8112
                                                         --------------------------------------------------
Country:                                                 Switzerland
                                                         --------------------------------------------------
Jurisdiction of Incorporation:                           Switzerland
-----------------------------------------------------------------------------------------------------------

1.0  License, Hosting Services and Payment.

1.1 Webb hereby grants to Client and the affiliates of the Cablecom group, Client's sole shareholder, listed on Appendix A to this Agreement (the "Affiliates"), a non-transferable License to use the Products, as designated in Schedule A , subject to the terms and conditions of this Agreement. At least 50% of the capital stock (or other ownership interest in any Affiliate that is not a corporation) of each Affiliate shall be owned, directly or indirectly, by the Cablecom group.

1.2 Client may, at its option and expense, host or request a third party or Webb to host Client's web site. If Client elects to have Webb host Client's web site, Webb shall do so only if the Parties enter into a separate Web Site Hosting Agreement.

1.3 Client shall pay Webb the License Fees and any applicable Sales Tax on License Fees, as set forth in Schedule A, Exhibit 1 attached hereto. All fees are exclusive of Taxes. If applicable laws require the withholding of Taxes under this Agreement, Client shall notify Webb, make the applicable withholding, and remit the required Tax to the proper governmental authority.

2.0  Delivery and Installation.

2.1 Unless otherwise agreed by the Parties in a separate written agreement, on the Effective Date, Webb shall deliver the Products to Client, including one copy of the Software and one copy of the Documentation on appropriate media.

2.2 Unless otherwise agreed by the Parties in a separate written agreement, Client shall, at its expense, be responsible for installation of the Software, user training, data conversion, and other services necessary to installing and using the Products.

3.0  Definitions.

3.1 "Agreement" means this Agreement, Exhibits, Schedules and any addenda signed by the Parties.

3.2 "Documentation" means all documentation delivered by Webb with the Software, whether in machine-readable or printed form, including any updates, revisions, new versions, and supplements to such documentation.

3.3 "Effective Date" means the date when an authorized representative of Webb signs this Agreement as indicated at the end of this Agreement in the space marked "Date" below Webb's signature to this Agreement.

3.4 "Intellectual Property Rights" means all copyrights, confidentiality rights, trade secret rights, trademark rights, patent rights and other intellectual property rights.

3.5  "License" means the license referred to in Section 1.1.

3.6 "License Fee" means the license fee payable for a Product as set forth in the Schedule A, Exhibit 1.

3.7 "Maintenance and Support" means the assistance, if any, provided by Webb to Client pursuant to the Maintenance and Support Agreement attached to this Agreement as Schedule B.

3.8 "Modifications or Enhancements" means any modifications, enhancements or derivative works to the Products that contain or use any object code or source code developed by Webb.

3.9 "Number of Subscribers" means the maximum number of Client's customers' web sites that may use the licensed Products.

3.10 "Number of Sites" means the maximum number of locations or street addresses, at which the server portion of the Products are installed.

3.11 "Platform Technology" means the current and future release levels of the combined hardware operating system and database system designated in the Exhibits and certified by Webb for use with the Products. Unless otherwise provided in this Agreement, Webb shall not be obligated to provide Support for any portion of the Platform Technology.

3.12 "Products" means the products owned by Webb and designated on the Schedule A to this Agreement.

3.13  "Product Warranty" means the warranty referred to in Section 5.0.

3.14 "Software" means the software portion of the Product installed on the Platform Technology in object code format, any updates, revisions, new versions, supplements, and all permitted copies of the foregoing supplied by Webb to Client, whether in machine readable or printed form.

3.15 "Taxes" means any sales, use, excise, value-added, withholding taxes or other taxes based upon this Agreement, including taxes, interest and penalties that are levied or assessed by a governmental authority, resulting from this Agreement, excluding taxes based on Webb's net income.

3.16 The singular and plural shall each include the other, and this Agreement shall be read accordingly when required by the facts.

4.0   Maintenance and Support.

4.1 If agreed by the Parties, Webb shall provide Maintenance and Support to Client pursuant to the Maintenance and Support Agreement attached hereto as Schedule B.

5.0   Warranty

5.1 Webb warrants that at the time of delivery of the Products, the media containing the Products shall be free of material defects. Client's sole and exclusive remedy for breach of the Media Warranty is replacement of the defective media if any such defect is found within three (3) months after delivery of the defective media.

5.2 Webb warrants that upon delivery, the Products shall materially or substantially perform in accordance with the Documentation provided by Webb. Client's exclusive remedies for breach of the Product Warranty are (a) Client may request support from Webb to enable the Products to comply with the Product Warranty, and (b) if the support requested by Client does not enable the Products to comply with the Product Warranty within a reasonable period of time, Client may, at its option, seek a replacement of the affected Products or a refund of the License Fee paid directly to Webb by Client for the affected Products. Webb shall not be liable to remedy any claimed breach of the Product Warranty due to the acts or omissions of Client or any third party.

5.3 THE EXPRESS LIMITED WARRANTIES IN THIS SECTION 5.0 ARE IN LIEU OF ALL OTHER WARRANTIES AND CONDITIONS EXPRESSED OR IMPLIED, CONTRACTUAL OR STATUTORY, INCLUDING BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NOTWITHSTANDING ANY OTHER PROVISION IN THIS AGREEMENT, WEBB DOES NOT WARRANT THAT THE USE OF THE PRODUCTS SHALL BE UNINTERRUPTED OR ERROR FREE OR THAT ALL DEFICIENCIES OR ERRORS ARE CAPABLE OF BEING CORRECTED.

6.0   Intellectual Property Rights.

6.1 Client acknowledges and agrees that the Products, the ideas, methods of operation, processes, know-how, aesthetic aspects, sub-systems and modules included in the Products, the graphical user interfaces for the Products, and the look and feel of the Products are proprietary materials which contain valuable trade secrets and that all Intellectual Property Rights to the Products are owned exclusively by Webb, subject to the License. Webb shall not acquire any Intellectual Property Rights in Client's trademarks, service marks or trade dress.

6.2 Client acknowledges and agrees that Webb shall retain title to all Intellectual Property Rights related to the Products, copies of the Products,
and Modifications or Enhancements.   If Client makes any Modifications or
Enhancements, Client shall assign to Webb all Intellectual Property Rights to the Modifications or Enhancements. In this event, Client shall have a non-exclusive royalty-free worldwide license to use the Modifications or Enhancements. Modifications or Enhancements may be used in conjunction with the Products only in accordance with the terms of this Agreement. Any enhancements to the Products made by Client that do not use any of the object or source code for the Products shall be owned by Client.

6.3 Client shall take reasonable precautions (including the precautions used for Client's own confidential information) to prevent the unauthorized use or disclosure of the Products, any code provided to Client under this Agreement, or the results of any performance or benchmark tests of the Products. Client shall not allow the Products or any such test results to be made available to any third party who is not an authorized user, unless Webb approves such in writing and the third party enters into a non-disclosure and non-use agreement with
Client on terms acceptable to Webb.   Client shall not disassemble, decompile,
decode or reverse engineer the Products, except as expressly permitted by applicable law.

6.4 Client shall keep the Products free and clear of all liens and security interests and may not sublicense the Products.

7.0  Inspection.

Webb shall have the right to inspect, with reasonable notice, during normal business hours, any location where the Products are being used and to run the Products for the purpose of auditing its use.

8.0  Number of Subscribers.

The number of Subscribers authorized to use any Product with the Platform Technology shall not exceed the quantities of Subscribers, as specified for the Products. Client shall take reasonable precautions to ensure that the number and locations of Subscribers are not exceeded, including periodic audits of use of the Products.

9.0  Number of Sites.

The Number of Sites upon or at which the Product is installed shall not exceed the quantities specified in this Agreement as stated in the Attached Schedule A.

10.0 Other Products.

10.1 If Client desires to obtain other or additional available products from Webb that do not have pricing, features and functionality similar to the Products, those products shall be licensed for use by Client only by entering into a separate Product License Agreement with Webb at Webb's then current license fees.

10.2 All future products, upgrades or enhancements shall be developed and made available by Webb at its sole discretion.

11.0 Copies of Software and Documentation.

11.1 Client may copy the Software, in object code format, only for backup and archival purposes. All copies of the Software must have all of the restrictive and proprietary notices as they appear on copies of the Software provided by Webb.

11.2 Client may copy Documentation of the Products only on a limited basis related to the number of Subscribers. All copies of the Documentation shall have all of the restrictive and proprietary notices as they appear on copies of the Documentation provided by Webb.

12.0 Object Code.

The Software, in object code format, may be used only for diagnosing problems and developing Modifications or Enhancements permitted by this Agreement. Client shall ensure that only such authorized users have access to the object code.

13.0 Infringement.

13.1 Webb shall, at its expense, defend any suit or claim brought against Client and shall indemnify Client against an award of damages and costs against Client by a final court judgment based on a claim that Client's use of a Product infringes a Patent or Copyright, if Client: (a) notifies Webb in writing of the suit or claim within ten (10) days after Client receives notice; (b) gives Webb sole authority to defend or settle the suit or claim; (c) gives Webb all information in Client's control concerning the suit or claim; and (d) reasonably cooperates and assists Webb with defense of the suit or claim.

13.2 If any Product becomes or in Webb's opinion is likely to become the subject of a suit or claim of infringement of a Patent or Copyright, Webb shall at its option and expense (a) obtain the right for Client to use the Product;
(b) replace or modify the Product so that it becomes non-infringing; or (c) terminate the License for the infringing Product and this Agreement to the extent it relates to the infringing Product. If Webb terminates the License for the infringing Product: under this Section 13.2 (a) Client shall cease to use the infringing Product and shall return it to Webb; and (b) Webb shall pay Client, as Client's sole and exclusive remedy against Webb (other than indemnification by Webb under Section 12.1) an amount equal to the License Fee paid under this Agreement for the infringing Product less any cumulative amortization or depreciation of that Product by Client on its financial statements as of the date when Webb terminates the License for the infringing Product.

13.3 Webb shall have no liability to Client under this Section 13.0 if any suit or claim of infringement is based upon the use of the Product: (a) in combination, operation or use with any product not furnished by Webb; (b) in a modified state not authorized by Webb; or (c) in a manner other than for which it was designed, if infringement would have been avoided without such use of the Product.

14.0 Term and Termination.

14.1 The term of this Agreement shall begin upon the Effective Date, and shall continue until terminated by either Party pursuant to the terms and conditions of this Agreement.

14.2 Webb may terminate this Agreement and the License granted to Client if Webb is in compliance with this Agreement and either (a) Client fails to pay Webb any amounts when due Webb or, (b) Client is in material default of any other provision of this Agreement and such default has not been cured within thirty
(30) days after Webb gives Client written notice describing the default. Upon termination in accordance with this Section 14.2, Webb may:

     (i) declare all amounts owed to Webb by Client to be immediately due and payable;

     (ii) require that Client cease any further use of the Products and immediately return the Products and any copies to Webb; provided that Client's customers ("Subscribers") who have had web sites created using the Products may continue to use the web sites so long as, in the case of those Subscribers for whom Webb was being paid a monthly fee ("Monthly Subscribers"), Webb is paid a one-time fee for each such Subscriber's web site equal to USD 36_and, for all Subscribers, there is no further use of the Products in connection with their web sites; and

   (iii) cease performance of all of Webb's obligations under this Agreement without liability to Client.

14.3 Client may terminate this Agreement and the License granted to Client if Client is in compliance with this Agreement and either (a) Webb is in material default of any provision of this Agreement and such default has not been cured within thirty (30) days after Client gives Webb written notice describing the default or (b) at any time after December 31, 2002, by giving Webb ninety (90) days written notice thereof. Upon such termination:

   (i) Client shall pay Webb's outstanding invoices that do not pertain to Webb's default, but Client shall have no further payment obligations to Webb under this Agreement; and

   (ii) Webb may require that Client cease any further use of the Products and immediately return the Products and any copies to Webb; provided that Subscribers who have had web sites created using the Products may continue to use the web sites so long as, in the case of Monthly Subscribers, Webb is paid a one-time fee for each such Subscriber's web site equal to USD 36 and, for all Subscribers, there is no further use of the Products in connection with their web sites.

14.4 Upon termination of this Agreement by Webb or Client, Sections 3.0, 5.0, 6.0, and 13.0 through 26.0 of this Agreement shall survive.

15.0  Limitations of Liability.

15.1 AFTER THE PARTIES HAVE SIGNED THIS AGREEMENT, CLIENT'S EXCLUSIVE REMEDIES FOR PRODUCT RELATED MATTERS SHALL BE AS DESCRIBED IN THIS AGREEMENT, SUBJECT TO THE LIMITATIONS OF SECTION 14.0.

15.2 WEBB SHALL NOT BE LIABLE FOR ANY EXPENSE OR DAMAGE ARISING OUT OF ANY ERASURE, DAMAGE OR DESTRUCTION OF FILES, DATA OR PROGRAMS. CLIENT SHALL BE RESPONSIBLE FOR MAKING BACKUP COPIES OF FILES, DATA, AND PROGRAMS.

15.3 IN NO EVENT SHALL WEBB OR ITS THIRD PARTIES BE LIABLE FOR SPECIAL, INDIRECT, THIRD PARTY, OR CONSEQUENTIAL DAMAGES, INCLUDING LOST PROFITS. NEITHER PARTY SHALL SEEK, OR OTHERWISE APPLY FOR, ANY PUNITIVE OR EXEMPLARY DAMAGES. IN THE CASE OF ANY DAMAGES TO FILES, SOFTWARE OR HARDWARE CAUSED BY A VIRUS IN THE PRODUCTS AS ORIGINALLY DELIVERED TO CLIENT, WEBB SHALL, AT ITS EXPENSE, DEFEND ANY SUIT OR CLAIM BROUGHT AGAINST CLIENT BASED ON SUCH DAMAGE AND, SUBJECT TO THE TERMS OF THIS AGREEMENT, SHALL INDEMNIFY CLIENT AGAINST AN AWARD OF DAMAGES AND COSTS AGAINST CLIENT BY A FINAL COURT JUDGEMENT BASED ON SUCH A CLAIM.

15.4 EXCEPT ONLY FOR INDEMNIFICATION BY WEBB UNDER SECTION 13.1 ABOVE, WEBB'S MAXIMUM AGGREGATE LIABILITY FOR DAMAGES TO CLIENT OR OTHERS SHALL BE LIMITED TO ACTUAL DIRECT MONEY DAMAGES IN AN AMOUNT NOT TO EXCEED (A) THE INITIAL LICENSE FEE PAID BY CLIENT FOR THE PRODUCTS SUBJECT TO THE DAMAGE CLAIM IF THE CLAIM AROSE WITHIN ONE (1) YEAR AFTER THE EFFECTIVE DATE AND (B) THE MOST RECENT ANNUAL MAINTENANCE AND SUPPORT FEES PAID BY CLIENT SUBJECT TO THE DAMAGE CLAIM IF THE CLAIM AROSE MORE THAN ONE (1) YEAR AFTER THE EFFECTIVE DATE.

15.5 CLIENT ACKNOWLEDGES THAT THE LIMITATIONS ON LIABILITY IN THIS SECTION 15 ARE REASONABLE. THE REMEDIES PROVIDED IN THIS AGREEMENT ARE EXCLUSIVE. EXCEPT ONLY FOR ACTIONS BY WEBB TO PROTECT INTELLECTUAL PROPERTY RIGHTS OR FOR BREACH OF SECTION 16.0, NEITHER PARTY SHALL SEEK, OR OTHERWISE APPLY FOR, ANY EQUITABLE REMEDIES.

16.0  Assignment.

Client shall not assign this Agreement or transfer, by operation of law or otherwise, any of its respective rights or obligations under this

Agreement (including, without limitation, by a change in the majority ownership or control of Client) without the prior written consent of Webb, such consent to not be unreasonably withheld. Any assignment or transfer in violation of this
Section 16.0 shall be void.

17.0 Waiver.

No term or provision of this Agreement shall be deemed waived and no breach shall be deemed excused, unless such waiver is in writing and signed by the Party claimed to have waived.

18.0  Export.

Clientunderstands that the Products may be subject to the Export Administration Regulations of the United States Department of Commerce and other United States government regulations related to the export of technical data and equipment and products produced therefrom. Client agrees to comply with all applicable export and import control laws and regulations, including any future modifications thereof, in connection with any export of Products, including to Affiliates. Client agrees to defend and indemnify Webb from any breach of this Section by Client or by any of its agents, officers, directors or employees.

19.0  Excusable Delay.

Neither Webb nor Client shall be deemed to be in default of any provision of this Agreement or for any failure in performance, resulting from acts or events beyond the reasonable control of Webb or Client, as the case may be. For purposes of this Agreement, such acts shall include, but not be limited to, acts of God, civil or military authority, civil disturbance, war, strikes, fires, other catastrophes, or other such major events beyond Webb's or Client's reasonable control. This Section 19.0 shall not delay or excuse Client's payment obligations.

20.0  Governing Law and Dispute Resolution.

Any dispute, claim or controversy between the parties arising out of or relating to this Agreement (excluding claims for injunctive relief or claims in equity) shall be finally resolved by arbitration, in accordance with the Rules of Arbitration and Conciliation of the International Chamber of Commerce, using a single arbitrator selected in accordance with the applicable rules. The arbitration shall be in the English language. The arbitrator shall assume the powers of amiable compositeur. Arbitration fees and attorneys fees may be allocated between the parties, at the arbitrator's discretion. The judgement rendered by the arbitrator shall be final and binding on the parties and may be entered in any court of competent jurisdiction.

21.0    Relationship

The relationship of Webb and Client under this Agreement will at all times remain independent. Client is not an agent, franchisee, partner or joint venture of Webb. Client is not authorized to enter into or execute any contract on behalf of or otherwise obligate Webb in any matter.

22.0  Severance and Interpretation.

If any provision of this Agreement is found to be unenforceable, such provision shall be deemed to be deleted or narrowly construed to such extent as is necessary to make it enforceable and this Agreement shall otherwise remain in full force and effect. If an ambiguity or question of intent arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring either Party by virtue of authorship of any of the provisions of this Agreement.

23.0  Time Limitation.

Except for actions for non-payment or for breach of Webb's or its Third Parties' Intellectual Property Rights, no action arising out of or relating to this Agreement may be brought later than two (2) years after the cause of action became known to the injured Party.

24.0  Notices.

All notices required or permitted under this Agreement and all requests for approvals, consents, and waivers must be delivered by a method providing for proof of delivery. A confirmed facsimile transmission shall be deemed to provide proof of delivery. Any notice or request shall be deemed to have been given on the date of delivery. Notices and requests must be delivered to the Parties at the addresses on the first page of this Agreement until a different address has been designated by notice to the other Party.

25.0  Non-Solicitation of Employees.

Neither Party shall directly solicit the services or employment of any employee or agent of the other Party for a period beginning at the Effective Date and ending twelve (12) months after the last date of initial delivery of any of the Products as set forth in the Exhibits (as of the Effective Date).

26.0  Entire Agreement.

This Agreement and the Schedules and Exhibits listed below and referred to herein, together with any addenda signed by the Parties (collectively, the "Agreement"), constitute the entire agreement between Webb and Client with respect to the Products, Support, and other subject matter of this Agreement, and may only be modified by a written amendment or addendum signed by both Webb and Client. No employee, agent, or other representative of either Webb or Client has authority to bind the other with regard to any statement, representation, warranty, or other expression unless it is specifically included within the express terms of this Agreement or a written addendum signed by both Webb and Client. All purchase orders, prior agreements, representations, statements, proposals, negotiations, understandings, and undertakings with respect to the subject matter of this Agreement are superseded by this Agreement.

For WEBB INTERACTIVE SERVICES, INC.                              For CLIENT: SWISSONLINE AG

-----------------------------------------------------            -----------------------------------------------------
(Authorized Signature)                                           (Authorized Signature)

                                                                 Oskar Geisshuesler
-----------------------------------------------------            -----------------------------------------------------
(Printed Name)                                                   (Printed Name)

                                                                 CEO
-----------------------------------------------------            -----------------------------------------------------
(Title)                                                          (Title)

                                                                 February 23rd 2001
-----------------------------------------------------            -----------------------------------------------------
(Date)                                                           (Date)



                                                                 -----------------------------------------------------
                                                                 (Authorized Signature)

                                                                 Donat Grimm
                                                                 -----------------------------------------------------
                                                                 (Printed Name)

                                                                 Head of Business Unit Internet Services
                                                                 -----------------------------------------------------
                                                                 (Title)

                                                                 February 23rd 2001
                                                                 -----------------------------------------------------
                                                                 (Date)

SCHEDULES and EXHIBITS:                     Attached
-----------------------                     --------

1. SCHEDULE  A                              Product Sites and Information
    Exhibit 1                               License Fee and Other Charges

2. SCHEDULE  B                              Maintenance and Support Agreement

3. SCHEDULE  C                              Professional Services Agreement

                                   Schedule A

                         Product Sites and Information



Products: AccelX Product Suite, consisting of SiteBuilder 3.0 ("SiteBuilder"), Request 1.0 ("Request") and Connect ( formerly referred to as "eMarketer") 2.0 ("eMarketer).

Webb will provide a list of Product features and functionality within thirty
(30) days fo the execution of this agreement.

Number of Subscribers:   Unlimited.

Number of Sites    Unlimited

Location of Use:  Switzerland.

                                   EXHIBIT 1


                           Pricing and Business Terms


On the Effective Date, Client shall pay Webb USD400,000 for the license to use the Products with up to 5,000 Subscribers. A Subscriber shall count as one Subscriber for each of the Products it uses. For example, one of Client's customers who uses all three of SiteBuilder, Request and eMarketer, shall be deemed to be three Subscribers for the purpose of this provision.

During the period from the Effective Date through December 31, 2002, for Subscribers in excess of the 5,000 Subscribers, Client shall pay Webb USD 10.00 per month for each Subscriber using any one of SiteBuilder, Request or eMarketer; USD 16.00 per month for each Subscriber using any two of SiteBuilder, Request and eMarketer; and USD 20.00 per month for each Subscriber using all of the three components of the AccelX Product Suite. Payments shall be made monthly by the fifteenth (15th) day of the month following the month for which the payment is being made. The Parties shall negotiate in good faith to establish a per Subscriber fee for Subscribers in excess of the 5,000 Subscribers for periods after December 31, 2002. The foregoing fee schedule for the Subscribers in excess of the 5,000 Subscribers shall remain as set forth herein until the Parties have agreed to a new schedule.

                                   Schedule B

                           WEBB INTERACTIVE SERVICES
                       MAINTENANCE AND SUPPORT AGREEMENT
                 SwissOnline AG, CH 8112 Otelfingen/Switzerland


THIS MAINTENANCE AND SUPPORT AGREEMENT ("Agreement") between WEBB Interactive Services, Inc. ("WEBB"), a Colorado corporation with principal offices located at 1899 Wynkoop, Suite 600, Denver, Colorado 80202 and "Client" identified in the attached Master Software License Agreement (the "Master Agreement") dated as of February ___, 2001 is effective as of February ___, 2001 ("Effective Date"). WEBB and Client are referred to collectively as the Parties").

                                 Background
                                 ----------

     WHEREAS, Client has licensed the certain Products from WEBB and Client desires to have WEBB maintain and support the Products during the term of the Master Agreement.

     WHEREAS, WEBB is willing to offer maintenance and support for the Product during the term of the Master Agreement, subject to the terms of this Agreement.

In consideration of the foregoing, the Parties agree as follows:

1.0  Definitions

Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Master Agreement.

1.2 "Response time" is the intended maximum time between the submission by Client of a support incident and WEBB's initial meaningful response to Client.
1.3 "Initial or Call Back Response": An initial response consists of an acknowledgement of the problem and /or request for more information to complete analysis of the problem.
1.4 "Target Response": A target response consists of providing one of the following items to Client:
          A.  An existing correction
          B.  A new correction
          C. A viable detour or work around. A work around may consist of a method, procedure or process as well as a modification to the software code.
          D.  A request for more information to complete analysis of the problem
E.  A plan on how the problem will be corrected.

1.5 "Closure / Resolution" will consist of providing a final correction or work around of the problem including modifications to the software and where appropriate and to the extent reasonably possible, revised or new documentation. A resolution may also include instructions for the client to make modifications to code on the client site.

    Webb will work diligently to meet the times stated for Closure / Resolution within this document but it will be understood those times may vary with the complexity of an issue or problem that has been reported and will not be considered a guaranteed service.

1.6 "Normal Business Hours" will be defined as 8:00 a.m. to 5:00 p.m. Central European Time, , Monday through Friday with the exception of Holiday Closures as defined herein.

1.7 "After Hours" support shall be provided at any time period outside of the normal business hours described herein for severity 1 and 2 issues only.

1.8  "Holiday Closures," WEBB shall be closed on the following holidays in the
     USA:

     . New Years Day
     . Memorial Day
     . Independence Day
     . Labor Day
     . Thanksgiving
     . Day After Thanksgiving
     . Christmas Day

     Specific dates for all holiday and any additional holiday related closures will be listed in the Technical Support area of the WEBB corporate web site, http://www.webb.net. In the case of holidays that are not customary in Central Europe (e.g. Independence Day, Thanksgiving, etc.), WEBB will otherwise secure support in accordance with this Agreement.

2.0  WEBB's Obligations

Subject to payment by Client of the Support Fee identified in Exhibit B-1, WEBB
                                                              -----------
shall provide the following Maintenance and Support Services for the Products.

2.1 Problem reporting, tracking and monitoring and communications to Client by electronic mail via the Internet;

2.2 Reasonable telephone support on business days (excluding Holiday Closures) for problem determination, verification and resolution on a call-back basis during the hours of 8 a.m. to 5 p.m. Central European Time,; and

2.3 Periodic software Modifications and Upgrades or new releases publicly offered by WEBB.

2.4 Shall furnish the maintenance and technical support described within this document, for the current release level of the Products and the previous release level thereof for a period up to 6 months past its date of discontinuation.

2.5 WEBB shall have the right to outsource its obligations under this Agreement to a third party, provided that WEBB shall remain responsible for its obligations under this Agreement that are performed by such third party.

2.6 Upon initiation of a Client problem report a WEBB Technical Support Specialist will respond to the Client within the time specified in the table below. The Technical support specialist will work with the Client to define the severity level of the reported problem and to determine if the problem reported is reproducible within a WEBB environment. The response times reflected below are the maximum time it will take to respond to a request for support of a reproducible problem. The support specialist will keep the Client informed of the status of the problem report.

---------------------------------------------------------------------------------------------------------------------------
 Severity                          Description                              Initial      Target Response      Closure /
  Level                                                                    Response                          Resolution
---------------------------------------------------------------------------------------------------------------------------
    1       Client's production use of the software is stopped or so        1 hour          16 hours          7 days
            severely impacted that the Client cannot reasonably
            continue work. Client is willing and able to work with
            WEBB to resolve the problem, continuously around the
            clock if necessary.

            No Client work around exists.

            Examples:

            .  No access to the database.
            .  Inability to logon to the system.
            .  A software defect that is causing data corruption.
            .  Memory leaks or performance degradation which causes a
               need for server restarts.
            .  System hangs indefinitely causing unacceptable or
               indefinite delays.
            .  System crashes repeatedly after restart attempts.
---------------------------------------------------------------------------------------------------------------------------
    2       Important software features are unavailable. Client's           8 hours         24 hours         14 days
            production use of the software is continuing, however,
            there is a serious impact on the Client's productivity or
            service levels.

            No acceptable Client work around exists.

            Examples:

            .  Unable to correct mistakes made while using the
               software.
            .  Software partially or completely fails to update data
               files.
            .  Mandatory fields allowing exit without requisite data.
            .  Loss of data while using the software.
---------------------------------------------------------------------------------------------------------------------------
    3       Less significant software features are unavailable or the      48 hours         15 days          WEBB scheduled
            software documentation is misleading. Client's work,                                             update
            regardless of the environment or product usage, has minor
            loss of operational functionality or implementation
            resources.

            An acceptable Client work around exists.

            Examples:

            .  Single product feature broken (i.e. navigation button
               not working)
            .  Graphic image or display unclear or not aligned.
            .  Use of language and text unclear
---------------------------------------------------------------------------------------------------------------------------
    4       Client requests information, an enhancement, or                 3 days          30 days          WEBB scheduled
            documentation clarification regarding the software.                                              update
            Client is able to use of the software with no loss of
            operational functionality.

            Examples:

            .  Request for information
            .  Cosmetic changes
            .  Changes to documentation
---------------------------------------------------------------------------------------------------------------------------

2.7  Escalation Procedures

2.7.1 WEBB communicates escalations via telephone according to the applicable product description and internal procedures established solely at the discretion of and modifiable at any time with or without notice. If a permanent repair cannot be made, a temporary resolution (bypass and recovery or workaround) is implemented to the extent possible. Although WEBB shall use its best efforts to meet the notification and resolution times set forth herein, such times are targets and are not guaranteed.

2.7.2 In all cases, it is the intention of WEBB to notify Client and resolve problems as quickly as is reasonably practical. In the event of multiple problems or requests, Technical resources will be allocated in accordance with the level of the problem or request as outlined herein.

2.7.3 Escalations should only be made after the response times described herein have been exceeded. Only Severity level one (1) and two (2) problem reports should be escalated.

2.7.4 Any escalation communicated and/or resolved by phone requires a written confirmation by e-mail not later than one (1) Business Day after the telephone conversation.

Business Hours - System Issue or Severity 1 and 2 Issues Only

-----------------------------------------------------------------------------------------
  Escalation Level                    Contact                             Notes
-----------------------------------------------------------------------------------------
                   1  Webb Primary On-Call Contact/1/           8:00 a.m. - 5:00 p.m.
                                                                Central European Time
-----------------------------------------------------------------------------------------
                   2  Webb Secondary On-Call Contact            8:00 a.m. - 5:00 p.m.
                                                                Central European Time
-----------------------------------------------------------------------------------------
                   3  Manager Technical Support
-----------------------------------------------------------------------------------------
                   4  Project Manager
-----------------------------------------------------------------------------------------
                   5  V. P. Professional Services
-----------------------------------------------------------------------------------------

After Hours - System Issue or Severity 1 and 2 Issues Only

-----------------------------------------------------------------------------------------
  Escalation Level                    Contact                             Notes
-----------------------------------------------------------------------------------------
                   1  Webb Answering Service/2/                 Primary On Call
-----------------------------------------------------------------------------------------
                   2  Webb Answering Service                    Secondary On Call
-----------------------------------------------------------------------------------------
                   3  Webb Answering Service                    Manager, Application
                                                                Hosting Services
-----------------------------------------------------------------------------------------

/1/ Escalation Levels 1 & 2 (Business Hours) can also be placed through the Answering Service (303.231.6692).
/2/ In most cases, only one call needs to be placed to the Answering Service. If necessary, they will contact Escalation Levels 2 & 3. The Answering Service is expected to call the client back after 15 minutes has elapsed.

3.0   Client Obligations

3.1   Client agrees:

3.1.1 that the Designated Contact person(s) identified in Exhibit B-1 (or such
                                                          -----------
other replacement individual as Client may designate) shall be the sole contact for the coordination and receipt of the Maintenance and Support Services set forth in Section 2 of this Agreement, which person shall be knowledgeable and
         ---------
trained in the Products;

3.1.1 to maintain for the term of this Agreement, an electronic mail link-up with WEBB via the Internet;
3.1.2 to provide reasonable supporting data to and aid in the identification of reported problems;
3.1.3 to treat all periodic software Modifications delivered under this Agreement in accordance with the terms of the Master Agreement between WEBB and Client under which Client obtained rights to the Products.


4.   Term and Termination
     --------------------

4.1 For each Product covered by this Agreement, the Maintenance and Support Services will begin on the Effective Date and will apply to such Product for an initial term of fifteen (15) months unless an alternative period is agreed to in writing. The initial term may be extended or renewed at Client's option for a one-year increment. Client shall give WEBB at least 60 days written notice if, during the initial term or any renewed period, Client decides not to renew Maintenance and Support.

4.2 If either party is in default of its obligations hereunder and such default continues for thirty (30) days following receipt of written notice from the other party, the non-breaching party, in addition to any other remedies it may have, may terminate this Agreement. In such case, the non-prevailing party will pay the prevailing party all costs and expenses including reasonable attorneys' fees incurred by the prevailing party in exercising any of its rights or remedies.

4.3 This Agreement shall automatically terminate upon the termination of the Master Agreement. If this Agreement is terminated pursuant to this Section 4.3, the Parties will be obligated to comply with all post-termination obligations under the Master Agreement and any outstanding Support Fees and other charges, if any, shall become immediately due and payable.

5.   Charges, Taxes and Payments
     ---------------------------

5.1  The Support Fee set forth on Exhibit B-1 is payable 90 days after the
                                  -----------
execution of this Agreement or prior to the commencement of any additional one-year extension term.

5.2 The charges specified in this Agreement are exclusive of all federal, state, local and foreign taxes, levies and assessments. Client agrees to bear and be responsible for the payment of all such taxes, levies and assessments imposed on Client or WEBB arising out of this Agreement excluding any income tax imposed on WEBB by a governmental entity.

5.3 Client agrees that WEBB will have the right to charge in accordance with WEBB then current policies for any services resulting from Client's modification of the Products or Client's failure to utilize the current release of the Products provided by WEBB.

6.   Warranty, Limitation of Liability and Indemnification
     -----------------------------------------------------

6.1 EXCEPT AS STATED IN THIS AGREEMENT, THERE ARE NO EXPRESS OR IMPLIED WARRANTIES RESPECTING THIS MAINTENANCE AND SUPPORT AGREEMENT OR THE SERVICES PROVIDED HEREUNDER (INCLUDING THE FIXING OF ERRORS THAT MAY BE CONTAINED IN THE APPLICABLE SOFTWARE), INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THE WARRANTIES SET FORTH IN THIS AGREEMENT ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES WITH RESPECT TO SUCH SERVICES WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED.

6.2 WEBB WILL NOT BE LIABLE FOR ANY FAILURE OR DELAY IN PERFORMANCE DUE IN WHOLE OR IN PART TO ANY CAUSE BEYOND WEBB'S REASONABLE CONTROL. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR OTHERS FOR (A) ANY SPECIAL, INDIRECT, INCIDENT OR CONSEQUENTIAL DAMAGES, (B) ANY DAMAGES RESULTING FROM LOSS OF USE, DATA OR PROFITS OR (C) ANY CLAIM THAT AROSE MORE THAN ONE YEAR PRIOR TO INSTITUTION OF SUIT THEREON, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER LEGAL THEORY. IN THE CASE OF ANY DAMAGE TO FILES, SOFTWARE OR HARDWARE CAUSED BY A VIRUS IN ANY SOFTWARE AS ORIGINALLY DELIVERED TO CLIENT, WEBB SHALL, AT ITS EXPENSE, DEFEND ANY SUIT OR CLAIM BROUGHT AGAINST CLIENT BASED ON SUCH DAMAGE AND SHALL, SUBJECT TO THE TERMS OF THIS AGREEMENT, INDEMNIFY CLIENT AGAINST ANY AWARD OF DAMAGES AND COSTS AGAINST CLIENT BY A FINAL COURT JUDGEMENT BASED ON SUCH A CLAIM.

6.3 Client will hold WEBB and its directors, officers, employees, representatives and agents, (collectively, "Webb Representatives") harmless from, and defend and indemnify WEBB and Webb Representatives against, any and all claims, losses, damages and expenses, including reasonable attorneys' fees, arising from a third party claim against WEBB or Webb Representatives to the extent that such third party claim is based on the negligence or willful misconduct of Client or its agents or representatives.

     6.4 WEBB will hold Client and its directors, officers, employees, representatives and agents (collectively, "Client Representatives") harmless from, and defend and indemnify Client and Client Representatives against, any and all claims, losses, damages and expenses, including reasonable attorneys' fees, arising from a third party claim against Client or Client Representatives to the extent that such third party claim is based on: (a) the negligence or willful misconduct of WEBB or its Webb Representatives or (b) claims of infringement of Intellectual Property Rights against Client or Client Representatives for the authorized use of the Products.

     6.5 If a third party asserts a claim that is eligible for indemnification under Sections 6.3 or 6.4: (a) the indemnified party will promptly notify the indemnifying party of the suit or claim; (b) the indemnified party will give the indemnifying party sole authority to defend or settle the suit or claim, provided that the indemnifying party does not agree to a settlement of the suit or claim unless the settlement is reasonably acceptable to the indemnified party; (c) the indemnified party will provide to the indemnifying party all information in its control concerning the suit or claim; and (d) the indemnified party will reasonably cooperate with the defense of the suit or claim. The indemnification obligations under Sections 6.3 and 6.4 are subject to and conditioned upon compliance with this Section 6.5 by the indemnified party.

7.   General
     -------

7.1 The waiver by either party of a breach of or a default under any provision of this Agreement by the other party shall not be construed as a waiver of any subsequent breach of the same or any other provision of this Agreement nor shall any delay or omission on the part of either party to exercise or avail itself of any right or remedy it has or may have hereunder operate as a waiver of any right or remedy by such party.

7.2 This Agreement contains the full understanding of the parties with respect to the maintenance and support of the Products and supersedes all prior understandings and writings relating thereto. No waiver, consent modification, amendment or change of the terms of this Support Agreement shall be binding unless in writing and signed by WEBB and Client. If the terms and conditions of this Agreement are inconsistent with, or contrary to, the terms and conditions of the Client License Agreement, the terms and conditions of the License Agreement shall be controlling.

7.3 Any dispute, claim or controversy between the parties arising out of or relating to this Agreement (excluding claims for injunctive relief or claims in equity) shall be finally resolved by arbitration in accordance with the Rules of Arbitration and Conciliation of the International Chamber of Commerce, using a single arbitrator selected in accordance with the applicable rules. The arbitration shall be in the English language. The arbitrator shall assume the powers of amiable compositeur. Arbitration fees and attorneys fees may be allocated between the parties, at the arbitrator's discretion. The judgement rendered by the arbitrator shall be final and binding on the parties and may be entered in any court of competent jurisdiction.

7.4 Any notice or other communication in connection with this Maintenance and Support Agreement shall be furnished in writing and shall be effective upon receipt.

7.5 Neither Client nor WEBB will be deemed to be in default of any provision of this Agreement or for any failure in performance, resulting from acts or events beyond the reasonable control of Client or WEBB, as the case may be including, without limitation, acts of God, civil or military authority, civil disturbance, war, strikes, fires, other catastrophes, telecommunication outages, equipment malfunctions or other such major events beyond Client's or WEBB's reasonable control.

WEBB Interactive Services, Inc.    Client:  Swiss Online AG



By:___________________________  By:___________________________

Name:_________________________  Name:_________________________

Title:________________________  Title:________________________

Date:_________________________  Date:_________________________

                                  EXHIBIT B-1

MAINTENANCE AND SUPPORT ATTACHMENT


Support Fee(s):  The Client will pay WEBB the following Support Fee: USD 80,000,
--------------
irrespective of the number of Subscribers.


Commencement Date:  _____________________.
-----------------

Client Designated Contacts:

Primary Contact:_________________________

Phone number:____________________________

E-Mail address:__________________________


Secondary Contact:_______________________

Phone number:____________________________

E-Mail address:__________________________

                                   Schedule C

                         WEBB INTERACTIVE SERVICES INC.
                        PROFESSIONAL SERVICES AGREEMENT
                SWISSONLINE AG, CH-8112 OTELFINGEN/SWITZERLAND

     THIS PROFESSIONAL SERVICES AGREEMENT ("Agreement") between WEBB Interactive Services, Inc. ("WEBB"), a Colorado corporation with principal offices located at 1899 Wynkoop, Suite 600, Denver, Colorado 80202 and "Client" identified in the attached Master Software License Agreement (the "Master Agreement") dated as of February ___, 2001, is effective as of February ___, 2001 ("Effective Date"). WEBB and Client are referred to collectively as the "Parties."

                                   Background
                                   ----------

     WHEREAS, Client has licensed certain Products from WEBB and Client desires to have WEBB provide professional services related to the Products during the term of the Master Agreement.

     WHEREAS, WEBB is willing to offer professional services related to the Products during the term of the Master Agreement, subject to the terms of this Agreement.

                                   Agreement
                                   ---------

In consideration of the foregoing, the Parties agree as follows:

1.   Definitions.  Capitalized terms used but not defined in this Agreement
     -----------
shall have the meanings ascribed to them in the Master Agreement.

2.   WEBB's Obligations
     ------------------

     2.1 WEBB shall perform for Client the professional services (the "Services") specified in one or more Exhibits (in the form of Statement of Work signed by both parties), each of which will be made a part of this Agreement. In the event of a conflict between any term of this Agreement and an Exhibit, the terms of the Exhibit shall prevail.

     2.2 Changes within the scope of the Services shall be made only in a writing executed by authorized representatives of both parties. WEBB shall have no obligation to commence work in connection with any change until the fee and/or schedule impact of the change is agreed upon by the parties in writing.

     2.3 WEBB reserves the right to determine which of its personnel shall be assigned to perform the Services, and to replace or reassign such personnel during the term hereof; provided, however, that it will, subject to scheduling and staffing considerations, attempt to honor Client's request for specific individuals. During the design and adaptation period in the year 2001, Client reserves the right to accept or refuse personnel assigned by WEBB, which acceptance shall not be unreasonably withheld.

     2.4 WEBB shall have the right to outsource its obligations under this Agreement to a third party, provided that WEBB shall remain responsible for its obligations under this Agreement that are performed by such third party.

3.   Client Obligations
     ------------------

     3.1 In connection with WEBB's provision of the Services, Client shall perform all tasks and assume all responsibilities not expressly described as the Services and, in particular, shall perform those tasks and assume those responsibilities specified in the applicable Exhibit ("Client Responsibilities"). The Exhibit shall also contain any assumptions related to the Services. Client understands that WEBB's performance is dependent on Client's timely and effective satisfaction of Client Responsibilities hereunder and timely decisions and approvals by Client. WEBB shall be entitled to rely on all decisions and approvals of the Client in connection with the Services. Changes in decisions and approvals are subject to the provisions of Section 2.2, above.

     3.2 In addition to any particular items which may be specified in the Exhibit, when required by WEBB, Client shall supply on-site WEBB personnel with suitable office space, desks, storage, furniture, and other normal office equipment support, including adequate telephone service, postage, copying, typing, and general office supplies which may be necessary in connection with WEBB's performance of the Services.

4.   Term and Termination
     --------------------

     4.1  Either party may at any time terminate this Agreement by giving thirty
(30) days' written notice of termination to the other party; provided that WEBB may not terminate this Agreement pursuant to this Section 4.1 prior to the completion of the items to be delivered by WEBB in accordance with Exhibit C-1 hereto. In the event of such termination, Client shall pay WEBB for all Services rendered and expenses incurred by WEBB prior to the date of termination.

     4.2 If either party is in default of its obligations hereunder and such default continues for thirty (30) days following receipt of written notice from the other party, the non-breaching party may terminate this Agreement immediately, in addition to any other remedies it may have. In such case, the non-prevailing party will pay the prevailing party (as determined by a court or in arbitration) all costs and expenses including reasonable attorneys' fees incurred by the prevailing party in exercising any of its rights or remedies.

     4.3 This Agreement shall automatically terminate upon the termination of the Master Agreement. If this Agreement is terminated pursuant to this Section 4.3, the Parties will be obligated to comply with all post-termination obligations under the Master Agreement and any outstanding fees and other charges, if any, shall become immediately due and payable.

5.   Charges, Taxes and Payments
     ---------------------------

     5.1 Unless the Parties agree otherwise in writing, Client shall pay WEBB for the Services as defined in the applicable Exhibit at mutually agreed rates for professional services.

     5.2 Unless the Parties agree otherwise in writing, Client shall pay the amounts payable to WEBB hereunder within thirty (30) days of receipt of invoices submitted by WEBB. Any invoice remaining unpaid for more than thirty (30) days from receipt shall accrue interest at a rate of the lesser of one and one-half (1.5%) percent per month or the highest rate allowed by law.

     5.3 Unless provided otherwise in an Exhibit, WEBB shall be reimbursed by Client for all reasonable expenses incurred by WEBB in the performance of the Services, including, but not limited to, travel and lodging expenses, communications charges and supplies.

     5.4 The charges specified in this Agreement are exclusive of all federal, state, local and foreign taxes, levies and assessments. Client agrees to bear and be responsible for the payment of all such taxes, levies and assessments imposed on Client or WEBB arising out of this Agreement excluding any income tax imposed on WEBB by a governmental entity.


6.   Confidential Information.
     ------------------------

     6.1 "Confidential Information" means any trade secret or other information or data of a proprietary or confidential nature belonging to either party, including but not limited to: (a) technical or developmental information (including associated documentation); (b) marketing or pricing information; (c) business practices or relationships; (d) performance results or benchmark test results of all or any portion of the Products; (e) designs, ideas, concepts, inventions, technical know how, software programs, program flow charts, file layouts, and all record bearing media containing or disclosing such information. Confidential Information shall not include information of one party that: (i) is or becomes lawfully available to the public through no act or omission of the other party; (ii) is in the other party's lawful possession prior to the disclosure and was not obtained by the other party either directly or indirectly from the disclosing party; (iii) is lawfully disclosed to the other party by a third party without restriction on disclosure or (iv) is independently developed by the other party.

     6.2 Neither party shall use or disclose to any person, either during the term or after the termination of this Agreement, any Confidential Information owned by the other party, except as expressly permitted pursuant to the terms of this Agreement or as required in response to a valid order or requirement of a court or other governmental body having competent jurisdiction provided, however, that the party proposing to so disclose first gives prior written notice of such proposed disclosure to the other party.

7.   Non-Solicitation.
     ----------------

     Neither party shall solicit for employment, whether directly or indirectly through an associated or affiliated company or subsidiary or otherwise, employ, engage or contract from the date of this Agreement or any Exhibit and for a period of six (6) months thereafter, any person who the Party knows is or was employed or contracted by the other party during the term of this Agreement. .

8.   Proprietary Materials and Work Product.
     --------------------------------------

     8.1 The parties acknowledge and agree that all work product (the "Work") developed in providing the Services or resulting from providing the Services shall become and remain the exclusive property of WEBB. In addition to the license granted to Client pursuant to the Master Agreement Client shall have a non-exclusive royalty-free world-wide license to use the Work. Other than such licenses, no right, title or interest in all or any portion of the Work, is conveyed or assigned to Client either expressly or by implication by virtue of this Agreement including any patents, copyrights, trade secrets, trademarks, trade names or other intellectual property (collectively, the "Intellectual Property Rights"). Upon written request by WEBB, Client shall properly execute such assignments, bills of sale or other documents necessary to confirm, assign or transfer in favor of WEBB, any Intellectual Property Rights in the Work created, developed or discovered by Client, its employees or consultants in assisting WEBB in the provision of the Services. WEBB shall not acquire any Intellectual Property Rights in Client's trademarks, service marks or trade dress.

     8.2 Nothing in this Agreement shall preclude WEBB from developing for itself, or for others, materials which are competitive with those produced as a result of the Services provided hereunder, irrespective of their similarity to items which may be delivered to Client pursuant to this Agreement.

9.   Warranty, Limitation of Liability and Indemnification
     -----------------------------------------------------

     9.1 EXCEPT AS STATED IN THIS AGREEMENT, THERE ARE NO EXPRESS OR IMPLIED WARRANTIES RESPECTING THIS PROFESSIONAL SERVICES AGREEMENT OR THE SERVICES PROVIDED HEREUNDER (INCLUDING THE FIXING OF ERRORS THAT MAY BE CONTAINED IN THE APPLICABLE SOFTWARE), INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR

PURPOSE. THE WARRANTIES SET FORTH IN THIS AGREEMENT ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES WITH RESPECT TO SUCH SERVICES WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED.

     9.2 WEBB WILL NOT BE LIABLE FOR ANY FAILURE OR DELAY IN PERFORMANCE DUE IN WHOLE OR IN PART TO ANY CAUSE BEYOND WEBB'S REASONABLE CONTROL. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR OTHERS FOR (A) ANY SPECIAL, INDIRECT, INCIDENT OR CONSEQUENTIAL DAMAGES, (B) ANY DAMAGES RESULTING FROM LOSS OF USE, DATA OR PROFITS OR (C) ANY CLAIM THAT AROSE MORE THAN ONE YEAR PRIOR TO INSTITUTION OF SUIT THEREON, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER LEGAL THEORY. IN THE CASE OF ANY DAMAGES TO FILES, SOFTWARE OR HARDWARE CAUSED BY A VIRUS IN THE SOFTWARE ORIGINALLY DELIVERED TO CLIENT PURSUANT TO THIS AGREEMENT, WEBB SHALL, AT ITS EXPENSE, DEFEND ANY SUIT OR CLAIM BROUGHT AGAINST CLIENT BASED ON SUCH DAMAGE AND, SUBJECT TO THE TERMS OF THIS AGRTEEMENT, SHALL INDEMNIFY CLIENT AGAINST ANY AWARD OF DAMAGES AND COSTS AGAINST CLIENT BY A FINAL COURT JUDGEMENT BASED ON SUCH A CLAIM.

     9.3 Client will hold WEBB and its directors, officers, employees, representatives and agents, (collectively, "Webb Representatives") harmless from, and defend and indemnify WEBB and Webb Representatives against, any and all claims, losses, damages and expenses, including reasonable attorneys' fees, arising from a third party claim against WEBB or Webb Representatives to the extent that such third party claim is based on the negligence or willful misconduct of Client or its agents or representatives.

     9.4 WEBB will hold Client and its directors, officers, employees, representatives and agents (collectively, "Client Representatives") harmless from, and defend and indemnify Client and Client Representatives against, any and all claims, losses, damages and expenses, including reasonable attorneys' fees, arising from a third party claim against Client or Client Representatives to the extent that such third party claim is based on: (a) the negligence or willful misconduct of WEBB or Webb Representatives or (b) claims of infringement of Intellectual Property Rights against Client or Client Representatives for the authorized use of the Products and the Work.

     9.5 If a third party asserts a claim that is eligible for indemnification under Sections 9.2, 9.3 or 9.4: (a) the indemnified party will promptly notify the indemnifying party of the suit or claim; (b) the indemnified party will give the indemnifying party sole authority to defend or settle the suit or claim, provided that the indemnifying party does not agree to a settlement of the suit or claim unless the settlement is reasonably acceptable to the indemnified party; (c) the indemnified party will provide to the indemnifying party all information in its control concerning the suit or claim; and (d) the indemnified party will reasonably cooperate with the defense of the suit or claim. The indemnification obligations under Sections 9.3 and 9.4 are subject to and conditioned upon compliance with this Section 9.5 by the indemnified party.

10.  General
     -------

     10.1 In connection with this Agreement each party is an independent contractor and as such will not have any authority to bind or commit the other. Nothing herein shall be deemed or construed to create a joint venture, partnership or agency relationship between the parties for any purpose.

     10.2 The waiver by either party of a breach of or a default under any provision of this Agreement by the other party shall not be construed as a waiver of any subsequent breach of the same or any other provision of this Agreement nor shall any delay or omission on the part of either party to exercise or avail itself of any right or remedy it has or may have hereunder operate as a waiver of any right or remedy by such party.

     10.3 This Agreement and any Exhibits attached hereto contains the full understanding of the parties with respect to the professional services related to the Products and supersedes all prior understandings and writings relating thereto. No waiver, consent modification, amendment or change of the terms of this Agreement shall be binding unless in writing and signed by WEBB and Client. If the terms and conditions of this Agreement are inconsistent with, or contrary to, the terms and conditions of the Master Agreement, the terms and conditions of the Master Agreement shall be controlling.

     10.4 Any dispute, claim or controversy between the parties arising out of or relating to this Agreement (excluding claims for injunctive relief or claims in equity) shall be finally resolved by arbitration in accordance with the Rules of Arbitration and Conciliation of the International Chamber of Commerce, using a single arbitrator selected in accordance with the applicable rules. The arbitration shall be in the English language. The arbitrator shall assume the powers of amiable compositeur. Arbitration fees and attorneys fees may be allocated between the parties at the arbitrator's discretion. The judgement rendered by the arbitrator shall be final and binding on the parties and may be entered in any court of competent jurisdiction.

     10.5 Any notice or other communication in connection with this Agreement shall be furnished in writing and shall be effective upon receipt.

     10.6 Except for Client's payment obligations for professional services already completed by WEBB, neither Client nor WEBB will be deemed to be in default of any provision of this Agreement or for any failure in performance, resulting from acts or events beyond the reasonable control of Client or WEBB, as the case may be including, without limitation, acts of God, civil or military authority, civil disturbance, war, strikes, fires, other catastrophes, telecommunication outages, equipment malfunctions or other such major events beyond Client's or WEBB's reasonable control.


WEBB Interactive Services, Inc:    Client:  SwissOnline AG



By:____________________________    By:______________________________

Name:__________________________    Name: Oskar Geisshuesler

Title:_________________________    Title:    CEO

Date:__________________________    Date:   February, 23/rd/   2001



                                   By:______________________________

                                   Name: Donat Grimm

                                   Title:    Head of Business Unit IS

                                   Date:   February, 23/rd/ 2001